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                                                                       Exhibit 5
Margaret G. Gill
Senior Vice President Legal, External Affairs and Secretary
AirTouch Communications, Inc.
One California Street
San Francisco, CA  94111
(415) 658-2000



August 16, 1996


AirTouch Communications, Inc.
One California Street
San Francisco, CA  94111

Ladies and Gentlemen:

This opinion is being delivered in connection with the Registration Statement on Form S-8 filed by AirTouch Communications, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, registering___________shares of its Common Stock, $.01 par value , __________ shares of its 6% Class B Mandatorily Convertible Preferred Stock, Series 1996, par value $.01 per share ("Class B Preferred Stock"), and_________ shares of its 4.25% Class C Convertible Preferred Stock Series 1996, par value $.01 per share ("Class C Preferred Stock"), to be issued pursuant to the Agreement and Plan of Merger dated as of April 15, 1996, as amended and restated as of July 17, 1996 (the "Merger Agreement"), between AirTouch Communications, Inc, AirTouch Cellular and Cellular Communications, Inc. ("CCI") upon the exercise of outstanding options formerly representing the right to purchase CCI stock under the CCI 1991 Stock Option Plan or the CCI Non-Employee Director Stock Option Plan (collectively, the "CCI Option Plans"); I am of the opinion that each share of Class B Preferred Stock, Class C Preferred Stock and Common Stock, when issued, sold and delivered in accordance with the CCI Option Plans, the Merger Agreement and the resolutions of the Board of Directors of the Company relating to the Merger Agreement, will be legally issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the registration statement referred to above. This opinion is limited to the laws of the State of Delaware and the federal law of the United States of America.

Very truly yours,



/s/ Margaret G. Gill
_____________________
Margaret G. Gill
Senior Vice President Legal, External Affairs and Secretary

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